Exhibit 99.1

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Services Agreement”) is entered into and effective as of the 8th day of November, 2006 (the “Effective Date”), by and between International Rectifier Corporation, a corporation organized under the laws of the State of Delaware (“IR”), and Vishay Intertechnology, Inc., a company organized under the laws of the State of Delaware (“Purchaser”).  IR and Purchaser each may be referred to herein as a “Party” and collectively, as the “Parties.”

WHEREAS, IR and Purchaser are parties to that certain Master Purchase Agreement dated November 8, 2006 (the “Master Agreement”), pursuant to which Purchaser is purchasing from IR all of the capital stock of certain IR subsidiaries and certain assets of IR and certain IR subsidiaries contemporaneously with the execution and delivery of this Services Agreement; and

WHEREAS, IR agrees to provide, and Purchaser desires to retain IR to provide, certain administrative and support services with respect to the PCS Business (as defined in the Master Agreement) on a transitional basis on the terms and conditions contained herein.

NOW, THEREFORE, the Parties agree as follows:

Article 1 – Services

1.1           General.  In accordance with the provisions hereof, IR shall provide to Purchaser, and Purchaser shall purchase from IR, the services described in Schedule A, and Schedule A-1, each attached hereto and made a part hereof (each a “Service” and collectively, the “Services”).   In addition to a description of each Service, Schedules A and A-1 shall set forth, where relevant, the maximum level or amount of each Service, applicable performance times and the pricing parameters for each Service.   Schedules A and A-1 may be amended from time to time by written agreement of the Parties.

1.2           Quality of Services.  Subject to Section 1.3, IR shall perform each of the Services (i) in a workmanlike and professional manner, (ii) with the same degree of care as it exercises in performing its own functions of a like or similar nature, (iii) utilizing individuals of suitable experience, training and skill, and (iv) in a timely manner in accordance with the provisions of this Services Agreement.

1.3           Forecasts.  Purchaser shall provide IR with a monthly forecast of its requested level of Services.  The Service levels initially requested by Purchaser (the “Initial Service Levels”) shall be as set forth on Schedule A.  Service levels shall not be increased from the Initial Service Levels. Service levels may be decreased from the Initial Service Levels upon Purchaser’s delivery to IR of written notice of such decrease specified in reasonable detail at least 30 days in advance of the month to which the decrease forecast relates.  Once decreased Service levels may not be subsequently increased.

1.4           Responsible Personnel.  IR shall (i) from time to time designate a senior level manager at IR who shall have overall responsibility for IR’s provision of Services hereunder and (ii) upon reasonable request of Purchaser, provide Purchaser with a list of key management personnel of IR who may be contacted by Purchaser with respect to performance of each Service.

1.5           Consultation.  At either Party’s reasonable request, the Parties shall meet and discuss the nature, quality and level of Services covered by this Services Agreement and any modifications a Party may wish to make to the Services and other matters specified in the Schedules.

1.6           Recovery Procedures.  IR shall maintain, consistent with past practices, operational recovery procedures to insure the availability of systems and the integrity of data relating to the Services at all times.  In the event of the unavailability of any such system or the loss or destruction of any such data, IR shall use its commercially reasonable efforts, consistent with past practices, to restore such systems and recover or replace such data as quickly and completely as is practicable.

1.7           Monitoring and Reports; Books and Records.  IR shall maintain books and records in reasonable and customary detail pertaining to the provision of Services pursuant to this Services Agreement.  IR shall make such books and records available for inspection by

Purchaser or its authorized representatives during normal business hours upon reasonable notice to IR.

Article 2– Compensation; Billing

2.1           Service Fees.  In consideration of providing the Services, IR will charge Purchaser the monthly fees indicated opposite each Service listed on Schedules A and A-1 (each, a “Service Fee” and collectively, the “Service Fees”).  In the event that for any month there shall be an increase or decrease of the level of any Service by 5% or more compared to the Initial Service Levels, the Service Fee for the particular Service shall be adjusted proportionately.

2.2           Expenses.  IR shall also be entitled to charge Purchaser for its documented, out-of-pocket costs and expenses, of the kinds set forth on Schedules A and A-1, incurred by IR in providing the Services (“Expenses”).

2.3           Invoices.  Not later than 30 days after the end of each calendar month, IR shall send Purchaser an invoice that includes in reasonable detail the Service Fees and Expenses due for Services provided to Purchaser for such month.  Payments of invoices shall be made by wire transfer of immediately available United States funds to one or more accounts specified in writing by IR.  Payment shall be made within 30 days after the date of receipt of IR’s invoice.  All amounts payable to IR hereunder shall be paid without setoff, deduction, abatement or counterclaim.

2.4           Payment Delay.  In the event that Purchaser fails to make any payment of an invoice when due, IR shall have the right, at its sole option, upon 10 business days’ written notice (a “Suspension Notice”), to suspend performance of the Services until payment has been received.  IR may terminate this Services Agreement in accordance with Article 11 in the event an invoice is not paid within 30 days of Purchaser’s receipt of a Suspension Notice.

2.5           Finance Charges.  With respect to the unpaid amount of any invoice not paid in full within 30 days of receipt, a finance charge of 1% per month, payable from the date of the invoice to the date payment is received, shall be due and payable to IR.  In addition, Purchaser shall indemnify IR for its costs, including reasonable attorneys’ fees and disbursements, incurred to collect any unpaid amount.

Article 3– Cooperation

3.1           General.  Each Party shall cooperate with and provide assistance to the other Party in carrying out the provisions of this Services Agreement.

3.2           Transition.  At the request of Purchaser in contemplation of the termination of any Services hereunder, in whole or in part, IR shall cooperate with Purchaser, at Purchaser’s expense, in transitioning such Services to Purchaser or any third-party service provider designated by Purchaser.

Article 4 – Confidentiality

4.1           Generally.  In the course of the performance of the Services, each Party may become aware of confidential and proprietary information of the other Party (“Confidential Information”).  All Confidential Information disclosed by a Party during the term of this Services Agreement shall remain the property of the disclosing Party and shall be used by the receiving Party only in accordance with the provisions of this Services Agreement.

4.2           Identification; Term.  (a) Except in the case of (x) information that is subject to the confidentiality provisions of Section 12.4 of the Master Purchase Agreement or (y) information exchanged in furtherance of the performance of the Services hereunder that is of a type that is generally regarded by the Parties to be confidential information (such as pricing, customer and production information), to which this subsection (a) shall not apply, if disclosed in written form, Confidential Information shall be identified as Confidential Information by an appropriate legend.  If disclosed orally or visually, it shall be identified as Confidential Information at the time of disclosure and shall be confirmed by written outline mailed to the other Party by registered or certified mail, return receipt requested, within 30 days of the original disclosure.  For a period of 7 years from the date of first receipt thereof, the receiving Party shall (i) treat all such information in the same manner as it treats its own confidential information, in any event exercising reasonable precautions to prevent the disclosure of such information to others; (ii) use such information only for the purposes set forth herein; and (iii) disclose such information only to its employees who have a need to know such information in the performance of their duties hereunder.

4.3           Exceptions.  The obligations of confidential treatment under this Article 4 shall not apply to any Confidential Information which (i) is or becomes publicly known through no wrongful act, fault or negligence of the receiving Party; (ii) was known by the receiving Party prior to disclosure or is developed by the receiving Party independently of such disclosure (and whose disclosure would not constitute a violation of the confidentiality provisions of the Master Purchase Agreement); (iii) was disclosed to the receiving Party by a third party who was not under any obligation of confidentiality; (iv) is approved for release by written authorization of the disclosing Party; or (v) is disclosed pursuant to a requirement of law or by court order, provided that the receiving Party has provided the disclosing Party with reasonable opportunity to prevent or limit such legally required disclosure.

4.4           Injunctive Relief.   Each Party acknowledges and agrees that it would be difficult to measure the damages that might result from any actual or threatened breach of this Article 4 and that such actual or threatened breach by it may result in immediate, irreparable and continuing injury to the other Party and that a remedy at law for any such actual or threatened breach may be inadequate.  Accordingly, the Parties agree that the non-breaching Party, in its sole discretion and in addition to any other remedies it may have at law or in equity, shall be entitled to seek temporary, preliminary and permanent injunctive relief or other equitable relief, issued by a court of competent jurisdiction, in case of any such actual or threatened breach (without the necessity of actual injury being proved).

Article 5– Intellectual Property.

5.1           Purchaser Intellectual Property.  Subject to the applicable provisions of the Technology License Back Agreement dated as of the date hereof between IR and Purchaser, all data, software, or other property or assets owned or created by Purchaser shall remain the sole and exclusive property and responsibility of Purchaser.  IR shall not acquire any rights in any such data, software or other property or assets pursuant to this Services Agreement.

5.2           IR Intellectual Property.  Subject to the Technology License Agreement, all data, software or other property or assets which are owned by IR, including without limitation derivative works thereof and new data or software created by IR at IR’s expense pursuant to the provision of Services and all intellectual property rights therein (the “IR Property”), shall be the sole and exclusive property and responsibility of IR.  Purchaser shall not acquire any rights in any IR Property pursuant to this Services Agreement.

Article 6 – Remedies and Limitation of Liability

6.1           In the event that any Service performed by IR hereunder is not performed in accordance with the provisions of Article 1, Purchaser’s sole remedy shall be, at the election of Purchaser either (i)  to require IR to re-perform such Service in accordance with Article 1 without obligation on the part of Purchaser to make payment for such performance or (ii) to provide Purchaser with a credit in an equivalent amount towards the future purchase of Services, as contemplated by this Services Agreement, and  IR shall not be liable for any other loss or damage on account of the performance of any Service.

6.2           THE PARTIES AGREE THAT, WITH REGARD TO ANY AND ALL CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS SERVICES AGREEMENT, THE LIABILITY OF A PARTY SHALL BE LIMITED TO ACTUAL DAMAGES.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS SERVICES AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOST REVENUES OR LOSS OF PROSPECTIVE BUSINESS OPPORTUNITIES, REGARDLESS OF WHETHER THE CLAIM GIVING RISE TO SUCH DAMAGES IS BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

6.3           In no event, whether as a result of breach of contract, indemnity, warranty, tort (including negligence), strict liability, or otherwise, shall either Party’s liability to the other Party for any loss or damage arising out of, or resulting from, this Services Agreement or the furnishing of Services hereunder, exceed three times the monthly price of the specific Service which gives rise to the claim.

Article 7 – Indemnification

7.1           General.  Each Party shall indemnify and hold harmless the other Party from all claims, liabilities, damages and expenses payable to third parties arising out of or relating to a breach of this Services Agreement, gross negligence, or willful misconduct by the indemnifying Party, except to the extent, but only to the extent, that any such claims, liabilities, damages or expenses are the result of a breach of this Services Agreement, gross negligence or willful misconduct on the part of the indemnified Party.

7.2           Special Purchaser Indemnity.  Notwithstanding anything to the contrary herein, Purchaser shall indemnify and hold IR harmless from and against (i) any tax, penalty, interest, addition to tax, tax surcharge, or other charge payable by IR as a result of any sales, use or excise taxes levied or based on amounts payable pursuant to this Services Agreement, including privilege or excise taxes based on gross revenues under this Agreement or taxes on the Services rendered to Purchaser, provided that Purchaser shall not be responsible for any taxes levied measured by or based upon the net income of IR; (ii) claims, liabilities, damages and expenses arising out of or relating to (a) the content of or defects in any inventory, material or other property of the Purchaser, or (b) the performance of Services for or on behalf of Purchaser hereunder, but only to the extent such Services have been performed in compliance with this Services Agreement or otherwise pursuant to the specific written instructions of Purchaser.

Article 8– Excusable Delays

Neither Party shall be held liable for any delay or failure in performance of any part of this Services Agreement by reason of any cause beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts affecting facilities, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers, provided that the Party so affected shall use reasonable commercial efforts to remove such causes of non-performance.  Upon the occurrence of any event of force majeure, the Party whose performance is prevented shall promptly give written notice to the other Party and the Parties shall promptly confer in good faith to agree upon reasonable action to minimize the impact of such event on the Parties.

Article 9 – Independent Contractor

9.1           Relationship.  In its performance of Services hereunder, IR is an independent contractor to Purchaser and nothing in this Services Agreement shall be deemed to make a Party a partner, principal, joint venturer, or fiduciary of the other Party.  Neither IR nor any persons performing any Service on IR’s behalf shall be deemed to be employees, agents or legal representatives of Purchaser.  Nothing in this Services Agreement shall confer authority upon any Party to enter into any commitment or agreement binding upon the other Party.

9.2           No Assumption of Obligations.  Nothing in this Services Agreement shall be construed as an assumption by IR of any financial obligation of Purchaser.

9.3           Compensation of Employees.  IR shall be responsible for payment of compensation to its employees and shall be responsible for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

Article 10 – Compliance With Laws

In the performance of its duties and obligations under this Services Agreement, each Party shall comply with all applicable laws.  The Parties shall cooperate fully in obtaining and maintaining in effect all permits and licenses that may be required for the performance of the Services.

Article 11 – Term and Termination

11.1         Term.  The term of this Services Agreement shall commence on the Effective Date and end on twenty-four (24) month anniversary of the Closing Date (as defined in the Master Agreement), unless terminated earlier in whole or in part as provided in Sections 11.2 and 11.4.

11.2         Termination of this Services Agreement.  This Services Agreement may be terminated:

(a)           By written agreement of the Parties;

(b)           By IR, as provided in Section 2.4;

(c)           By either Party upon a material breach (other than non-payment of Services Fees or Expenses) by the other that is not cured within 30 days after written notice of such breach from the non-breaching Party, except that where such breach is not capable of being cured within 30 days, the breaching Party shall be accorded 30 additional days to cure such breach if it demonstrates that it is capable of curing such breach within such additional period; or

(d)           Upon 30 days’ written notice by either Party to the other where one Party:  (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, or similar relief or seeks the appointment of a trustee, receiver, liquidator or other similar official of it or the taking of possession by any such official in any involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due; or (ii) has an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or substantially all of its debts or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official for such Party or any substantial part of its property, and such involuntary case or other proceeding remains undismissed for a period of 60 days.

11.3         Effect.  In the event of termination of this Services Agreement pursuant to this Article 11 or upon the expiration of the term, this Services Agreement shall cease to have further force or effect and neither Party shall have any liability to the other Party with respect to this Services Agreement, provided that:

(a)           Termination or expiration of this Services Agreement for any reason shall not release a Party from any liability or obligation which already has accrued as of the effective date of such termination or expiration, and shall not constitute a waiver or release of, or otherwise be deemed to adversely affect, any rights, remedies or claims, which a Party may have hereunder at law, equity or otherwise or which may arise out of or in connection with such termination or expiration.

(b)           As promptly as practicable following termination of this Agreement and the payment by Purchaser of all amounts owing hereunder, IR shall return all reasonably available material, inventory and other property of Purchaser held by IR and shall deliver copies of all of Purchaser’s records maintained by IR with regard to the Services in IR’s standard format and media.  IR shall deliver such property and records to such location or locations as reasonably requested by Purchaser.  IR shall be responsible for the packing and preparation for shipping of all such material, inventory and other property.  Arrangements for shipping, including the cost of freight and insurance, and the reasonable cost of packing incurred by IR shall be the responsibility of and shall be paid by Purchaser.

(c)           Articles  4, 5, 6, 7, 10, 12, 13 and 14 and this Section 11.3 and Section 11.4 (in the event of a partial termination) shall survive any termination or expiration of this Services Agreement and remain in full force and effect.

11.4         Partial Termination of Services.  Beginning 6 months after the Effective Date and from time to time thereafter, Purchaser may give IR not less than 90 days’ advance notice as to any Service that it no longer requires and, on the date or dates specified in such notice, IR shall cease to provide and Purchaser shall cease to receive and pay for such Services hereunder.

Article 12 – Notices

All notices, requests and other communications hereunder shall be in writing, in the English language, and shall be delivered in person, by facsimile, commercial delivery service, or first class mail, postage prepaid, and addressed as follows:

If to IR, to:

International Rectifier Corporation
233 Kansas Street
El Segundo, California 90245
Attention: Executive Vice President and General Counsel

Telephone:	310-726-8480
Facsimile:	310-726-8484

with a copy to:

Sheppard Mullin Richter & Hampton, LLP
11th Floor East
1300 I Street, NW
Washington, DC 20005
Attention: Robert Magielnicki, Sr.
Telephone:	202-218-0002
Facsimile:	202-218-0020

If to Purchaser, to:

Vishay Intertechnology, Inc.
63 Lancaster Avenue
Malvern, PA 19355-2120
Attention:	Richard N. Grubb, Executive Vice President and Chief Financial Officer
Telephone:	610-644-1300
Facsimile:	610-889-2161

with a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Attention: Abbe L. Dienstag, Esq.
Telephone:	212-715-9100
Facsimile:	212-715-8000

All such notices shall be effective when received.  Either Party may change its address by giving written notice to the other Party.

Article 13 – Governing Law and Dispute Resolution

13.1         Governing Law.  This Services Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

13.2         Jurisdiction; Waiver of Jury Trial.   Each Party irrevocably consents and submits to the non-exclusive personal jurisdiction of and venue in the federal and state courts located in the State of Delaware.  Each Party waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Services Agreement or any transaction contemplated hereby.  Each Party agrees that service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Article 12 shall be effective service in such action or proceeding.  Nothing in this Section 13.2, however, shall affect the right of a Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

Article 14 – Miscellaneous

14.1         Amendment; Waiver.  Any provision of this Services Agreement may be amended only if such amendment is in writing and signed by both Parties.  Any term or condition of this Services Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term and condition.

14.2         Delay; Remedies.  No failure or delay by Party in exercising any right or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

14.3         Assignment.  Neither this Services Agreement nor any of the rights, interests, or obligations hereunder shall be assigned or subcontracted by a Party (whether voluntarily, involuntarily, by operation of law or otherwise) without the prior written consent of the other Party, except that either Party may assign this Services Agreement and all rights, interests, or obligations hereunder to an Affiliate under common control with such Party, provided that no such assignment shall relieve any Party of its obligations to perform or cause the performance of its responsibilities under this Services Agreement or its liability for breach of this Services Agreement.  The provisions of this Services Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

14.4         No Subcontracting.  Unless otherwise agreed by Purchaser, which agreement shall not unreasonably be withheld, IR may not subcontract the performances of any Services hereunder.

14.5         Third Parties.  Nothing in this Services Agreement, express or implied, is intended to or shall confer any rights, including third party beneficiary rights, remedies, obligations or liabilities on any person other than the Parties and their permitted successors and assigns.

14.6         Severability.  If any provision of this Services Agreement is held to be illegal, invalid or unenforceable, and if the rights and obligations of a Party hereunder will not be materially and adversely affected thereby, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Services Agreement shall not in any way be affected or impaired thereby.  If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Services Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

14.7         Attorneys’ Fees.   In any action hereunder to enforce the provisions of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees in addition to any other recovery hereunder.

14.8         Counterparts.  This Services Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

14.9         Entire Agreement.  This Services Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations between the Parties with respect to the subject matter of this Services Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either Party.

{Signatures appear on the following page}

IN WITNESS WHEREOF, the Parties hereto have caused this Services Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

VISHAY INTERTECHNOLOGY, INC.		INTERNATIONAL RECTIFIER
CORPORATION

By:		By:
	Name:	Name:
	Title:	Title: